Exhibit 10.24

AMENDMENT NO 1. TO LOAN AGREEMENT

(Junior Creditor Agreement)

This Amendment No. 1 to that certain Loan Agreement (the “Amendment”) is dated as of this 3 day of July, 2009, by and among Wurzburg Holding S.A., a company established and existing under the laws of the Grand-Duchy of Luxembourg, whose registered office is 41, avenue de la Gare – BP 2017 L-1020 Luxembourg (the “Lender”), and I.C. Isaacs & Company, Inc., a company incorporated under the laws of the State of Delaware, whose principal place of business is 475 10th Avenue, 9th Floor, New York, New York (the “Borrower”)

WHEREAS, the Lender and the Borrower are parties to a certain Loan Agreement (Junior Creditor Agreement) dated as of September 26, 2008 (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement; and

WHEREAS, in connection with that certain stock purchase agreement to be entered into on July 3, 2009, between the Borrower and Freedom Brands Holdings LLC, a Delaware limited liability company, the Borrower and Lender have agreed, subject to the terms and conditions of this Amendment, to amend the Loan Agreement;

NOW, THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follow:

1.           Section 3. Section 3 of the Loan Agreement shall be amended by the addition of the following sentence immediately following the last sentence of such section:

“Notwithstanding anything contained in this Section 3 to the contrary, for the period commencing on July 3, 2009 and ending on the Maturity Date, the applicable interest rate applied to the Loan shall be five percent (5%) per annum.”

2.           Section 4. Pursuant to Section 4 of the Loan Agreement, the Lender and the Borrower hereby agree to postpone the Maturity Date to five years after the reimbursement of the Senior Debt concluded with Wachovia Bank. The shareholder of the Borrower and Wachovia Bank have each consented to this postponement of the Maturity Date.

3.           Governing Law. This Amendment and the rights and obligations of the parties hereunder are to be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

4.           Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original, but each such counterpart shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first set forth above.

I.C. Isaacs & Company, Inc.

By:	/s/ Robert S. Stec
Name: Robert S. Stec
Title: CEO

Wurzburg Holdings S.A.

By:	/s/ René Faltz Tom Felgen
Name: René Faltz and Tom Felgen
Title: Administrators

[Lender and Borrowers signature page to Amendment No, 1 to Wurzburg Loan Agreement]

Consented to by:

Shareholders of the Borrower:

FREEDOM BRANDS HOLDINGS, LLC

/s/ Ernest K. Jacquet
By: Ernest K. Jacquet
Title: President

JACQUET FAMILY FOUNDATION

/s/ Ernest K. Jacquet
By: Ernest K. Jacquet
Title: Trustee

/s/ Ernest K. Jacquet
Ernest K. Jacquet, Individually

[Shareholder consent signature page to Amendment No. 1 to Wurzburg Loan Agreement]